UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2026

TWFG, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42177	99-0603906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	10055 Grogans Mill Road Suite 500 The Woodlands, Texas	77380
	(Address of principal executive offices)	(Zip Code)
(281) 367-3424
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	TWFG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 21, 2026, Eugene N. Padgett, Chief Accounting Officer of TWFG, Inc. (the “Company”), informed the Company of his resignation from the Company, effective July 21, 2026. Mr. Padgett’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s accounting practices, financial reporting, or operations. Upon the effectiveness of Mr. Padgett’s resignation, the Company appointed Janice Zwinggi, the Company’s Chief Financial Officer, to serve as the Company’s Chief Accounting Officer (Principal Accounting Officer), in addition to her current position as Chief Financial Officer (Principal Financial Officer) of the Company.

Ms. Zwinggi’s biographical information is set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2026. No new compensatory arrangements will be entered into with Ms. Zwinggi in connection with assuming the role of Chief Accounting Officer (Principal Accounting Officer). There are no arrangements or understandings between Ms. Zwinggi and any other person pursuant to which she was selected as an officer, there are no family relationships between Ms. Zwinggi and any director or executive officer of the Company and she has no direct or indirect material interest in any existing or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWFG, INC.

Date: July 24, 2026	By:	/s/ Richard F. Bunch III
	Name:	Richard F. Bunch III
	Title:	Chief Executive Officer